Exhibit 99.10

AMENDMENT TO

VOTING AND STANDSTILL AGREEMENT

dated as of

June 30, 2016

among

LIONS GATE ENTERTAINMENT CORP.,

LIBERTY GLOBAL INCORPORATED LIMITED,

DISCOVERY LIGHTNING INVESTMENTS LTD.,

JOHN C. MALONE,

MHR FUND MANAGEMENT, LLC,

LIBERTY GLOBAL PLC,

DISCOVERY COMMUNICATIONS, INC.

and

the Mammoth Funds (as defined herein)

VOTING AND STANDSTILL AGREEMENT

This AMENDMENT TO VOTING AND STANDSTILL AGREEMENT (this “Amendment”) dated as of June 30, 2016 among MHR Fund Management, LLC, a Delaware limited liability company (“Mammoth”), the affiliated funds of Mammoth party hereto (the “Mammoth Funds”), Liberty Global Incorporated Limited, a limited company organized under the laws of England and Wales (“Leopard”), Discovery Lightning Investments Ltd., a limited company organized under the laws of England and Wales (“Dragon”), John C. Malone (“M”), Lions Gate Entertainment Corp., a corporation organized under the laws of British Columbia, Canada (subject to Section 1.02(b) thereto, the “Company”), Liberty Global plc, a public limited company organized under the laws of England and Wales (“Leopard Parent”), and Discovery Communications, Inc., a Delaware corporation (“Dragon Parent” and, together with Mammoth, Leopard Parent and M, the “Investors” and each, an “Investor”) (collectively the “Parties”).

W I T N E S S E T H :

WHEREAS, the Parties entered into a Voting and Standstill Agreement, dated as of November 10, 2015 (the “Agreement”; capitalized terms used but not defined herein shall have the meanings set forth in the Agreement); and

WHEREAS, the Company, Orion Arm Acquisition Inc., a Delaware corporation and an indirect wholly-owned subsidiary of the Company (“Orion”), and Starz, a Delaware corporation, are entering into an Agreement and Plan of Merger, dated as of June 30, 2016, (the “Merger Agreement”, and the transactions contemplated therein, the “Merger”) upon the terms and subject to the conditions in force on such date; and

WHEREAS, the Company and Orion are entering into a Stock Exchange Agreement, dated as of June 30, 2016, with the stockholders listed on Schedule 1 thereto (the “2016 Exchange Agreement”), upon the terms and subject to the conditions in force on such date; and

WHEREAS, in connection with the Merger Agreement and the 2016 Exchange Agreement, the Parties desire to amend the Agreement.

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, the parties hereto agree as follows:

1. Initial Excess Securities. The definition of “Initial Excess Securities” is amended to replace the reference to “13.5% of the Total Voting Power” therein with “the greater of (a) 13.5% of the Total Voting Power and (b) if either the Merger (as defined in the Merger Agreement) or the Exchange (as defined in the Stock Exchange Agreement, dated as of June 30, 2016, by and among the Company, Orion Arm Acquisition Inc., a Delaware corporation and an indirect wholly-owned subsidiary of the Company, and the stockholders listed on Schedule 1 thereto) occurs, the lesser of (i) 14.2% of the Total Voting Power and (ii) that percentage of the Total Voting Power that the LDM Investors and their respective Affiliates and any Person that is a member of a group with any such Persons shall have immediately following the consummation of the Merger or the Exchange, as the case may be”.

2. Standstill. The following words shall be added at the end of Section 2.01(a) of the Agreement: “; provided, further, that any LDM Investor shall be permitted to acquire Parent Non-Voting Stock (as defined in the Merger Agreement) pursuant to the transactions contemplated by the Merger Agreement, dated as of June 30, 2016 (the “Merger Agreement”), by and among the Company, Orion Arm Acquisition Inc., a Delaware corporation and an indirect wholly-owned subsidiary of the Company, and Starz, a Delaware corporation.”

3. Definitions.

(a) The definition of Common Share is amended to add the following words at the end: “, including, for the avoidance of doubt, the Parent Voting Stock and the Parent Non-Voting Stock (in each case as defined in the Merger Agreement).”

(b) The definition of Voting Securities is amended to add the following words after “Common Shares”: “entitled to vote in the election of directors of the Company”.

4. No Other Changes. All terms of the Agreement, except as amended by this Amendment, remain in full force and effect.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

LIBERTY GLOBAL INCORPORATED LIMITED

By:	/s/ Jeremy Evans
	Name:	Jeremy Evans
	Title:	Authorised Signatory

LIBERTY GLOBAL PLC

By:	/s/ Jeremy Evans
	Name:	Jeremy Evans
	Title:	Authorised Signatory

For Notices: Liberty Global plc Griffin House 161 Hammersmith Road London W6 8BS United Kingdom Attention: General Counsel, Legal Department Fax: +44 20 8483 6400 E-mail: [Redacted]

with a copy to:

Liberty Global, Inc. 12300 Liberty Boulevard Englewood, CO 80112 Attention: General Counsel, Legal Department Facsimile No.: (303) 220-6691 E-mail: [Redacted]

with a copy (which shall not constitute notice) to:

Shearman & Sterling LLP 599 Lexington Avenue New York, NY 10022 Attention: Robert Katz Facsimile No.: (646) 848-8008 E-mail: rkatz@shearman.com

Signature Page to Amendment to Standstill and Voting Agreement

DISCOVERY COMMUNICATIONS, INC.

By:	/s/ Bruce Campbell
	Name:	Bruce Campbell
	Title:	Chief Development, Distribution and Legal Officer

For Notices:

Discovery Communications, LLC

850 Third Avenue

New York, NY 10022

Attention:  Bruce Campbell, Chief Development, Distribution and Legal Officer

Facsimile No.: (212) 548-5848

E-mail: [Redacted]

with a copy (which shall not constitute notice) to:

Debevoise & Plimpton LLP 919 Third Avenue New York, NY 10022 Attention: Jonathan Levitsky Facsimile No.: (212) 909-6836 E-mail: jelevitsky@debevoise.com

Signature Page to Amendment to Standstill and Voting Agreement

DISCOVERY LIGHTNING INVESTMENTS LTD.

By:	/s/ Bruce Campbell
	Name:	Bruce Campbell
	Title:	Chief Development, Distribution and Legal Officer

For Notices:

Discovery Lightning Investments, Ltd

Chiswick Park Building 2

566 Chiswick High Road

London W4 5YB

Attention: Roanne Weekes, SVP DNI Finance and Director

Facsimile: +44 20 8811 3310

E-mail: As Provided Previously

with a copy to:

Discovery Communications, LLC

850 Third Avenue

New York, NY 10022

Attention:  Bruce Campbell, Chief Development,

Distribution and Legal Officer

Facsimile No.: (212) 548-5848

E-mail: As Provided Previously

with a copy (which shall not constitute notice) to:

Debevoise & Plimpton LLP 919 Third Avenue New York, NY 10022 Attention: Jonathan Levitsky Facsimile No.: (212) 909-6836 E-mail: jelevitsky@debevoise.com

Signature Page to Amendment to Standstill and Voting Agreement

MHR FUND MANAGEMENT, LLC

By:	/s/ Janet Yeung
	Name:	Janet Yeung
	Title:	Authorized Signatory

For Notices: MHR Fund Management LLC 1345 Avenue of the Americas, Floor 42 New York, NY 10105 Attention: Janet Yeung Facsimile No.: (212) 262-9356 Email: jyeung@mhrfund.com with a copy (which shall not constitute notice) to:

Davis Polk & Wardwell LLP 450 Lexington Avenue New York, New York 10017
Attention:	Phillip Mills
Brian Wolfe
Facsimile No.: (212) 701-5800
E-mail:	phillip.mills@davispolk.com
brian.wolfe@davispolk.com

Signature Page to Amendment to Standstill and Voting Agreement

MHR Capital Partners Master Account LP

By:	MHR Advisors LLC, its general partner

By:	/s/ Janet Yeung
	Name:	Janet Yeung
	Title:	Authorized Signatory

MHR Capital Partners (100) LP

By:	MHR Advisors LLC, its general partner

By:	/s/ Janet Yeung
	Name:	Janet Yeung
	Title:	Authorized Signatory

MHR Institutional Partners II LP

By:	MHR Institutional Advisors II LLC, its general partner

By:	/s/ Janet Yeung
	Name:	Janet Yeung
	Title:	Authorized Signatory

MHR Institutional Partners IIA LP

By:	MHR Institutional Advisors II LLC, its general partner

By:	/s/ Janet Yeung
	Name:	Janet Yeung
	Title:	Authorized Signatory

Signature Page to Amendment to Standstill and Voting Agreement

MHR Institutional Partners III LP

By:	MHR Institutional Advisors III LLC, its general partner

By:	/s/ Janet Yeung
	Name:	Janet Yeung
	Title:	Authorized Signatory

Signature Page to Amendment to Standstill and Voting Agreement

/s/ John C. Malone
John C. Malone

For Notices: John C. Malone 12300 Liberty Blvd., 2nd Floor Englewood, CO 80112 Facsimile No.: (720) 875-5394 Email: As Provided Previously

with a copy (which shall not constitute notice) to:

Sherman & Howard L.L.C. 633 17th Street, Suite 3000 Denver, CO 80202 Attention: Steven D. Miller Facsimile No.: (303) 298-0940 Email: smiller@shermanhoward.com

Signature Page to Amendment to Standstill and Voting Agreement

Lions Gate Entertainment Corp.

By:	/s/ Wayne Levin
	Name:	Wayne Levin
	Title:	General Counsel and Chief Strategy Officer

For Notices:

Lions Gate Entertainment Corp.

2700 Colorado Avenue

Santa Monica, CA 90404

Attention: Wayne Levin, General Counsel and Chief Strategic Officer

Facsimile No.: (310) 496-1359

E-mail: wlevin@lionsgate.com

with a copy (which shall not constitute notice) to:

Wachtell, Lipton, Rosen & Katz 51 West 52nd Street NY, NY 10019 Attention: David E. Shapiro Facsimile No.: 212-403-2000 E-mail: DEShapiro@wlrk.com

Signature Page to Amendment to Standstill and Voting Agreement